Exhibit 5.1

November 18, 2021

Board of Directors
FinWise Bancorp
756 E. Winchester St.
Suite 100
Murray, UT 84107

Re:	Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We are Utah counsel for FinWise Bancorp, a Utah corporation (“Bancorp” or the “Issuer”), in connection with the registration pursuant to Rule 462(b) (the “Additional Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the Bancorp of up to an aggregate of 318,182 shares of the Bancorp’s common stock, $0.001 par value per share, and up to an additional 47,728 shares of common stock (to the extent applicable, collectively, the “Shares”) pursuant to the underwriter’s option to purchase additional shares of common stock, as set forth in the Registration Statement on Form S-1 (Registration No. 333-257929) (the “Original Registration Statement”) initially filed with the U.S. Securities and Exchange Commission on July 15, 2021, including a Prospectus that forms a part thereof, filed by the Bancorp with the Securities and Exchange Commission, and in accordance with an underwriting agreement to be entered into by and among the Bancorp, FinWise Bank, a Utah chartered bank (the “Bank”), and the underwriters named therein (the “Underwriting Agreement”). The Additional Registration Statement incorporates by reference the Original Registration Statement. This opinion letter is in addition to our opinion letter that was filed as an exhibit to the Original Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S‑K under the Securities Act.

In connection with this opinion letter, we have reviewed the Registration Statement, the form of Underwriting Agreement and the corporate proceedings of the Bancorp with respect to the authorization of the issuance of the Shares. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion, subject to the assumptions set forth below, as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed:

(i)	The genuineness of all signatures.

(ii)	The authenticity of the originals of the documents submitted to us.

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)	As to matters of fact material to our opinions, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Bancorp.

(v)	That, upon sale and delivery, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Bancorp.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered, and (ii) the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as contemplated by the Underwriting Agreement (and for not less than the par value of the Shares), the Shares will be validly issued, fully paid and nonassessable.

The opinion letter which we render herein is limited to those matters governed by the Utah Revised Business Corporation Act, including all Utah statutes and all Utah court decisions that affect the interpretation of such Utah Revised Business Corporation Act, in each case as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise and we do not express any opinion herein concerning any other laws, including, without limitation, the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.   This opinion letter may not be used, circulated, quoted, or otherwise relied upon for any other purpose without our express written consent.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as an exhibit the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ KIRTON McCONKIE